Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
For Tender Of
7 3/4% Senior Notes due 2014
(including those in book-entry form)
of
GULFMARK OFFSHORE, INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 7 3/4% Senior Notes due 2014 (the “Old Notes”) are not immediately available, (ii) a holder’s Old Notes, Letter of Transmittal or any other documents required by the Letter of Transmittal cannot be delivered to U.S. Bank National Association (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) a holder cannot comply with DTC’s automated tender offer program procedures for book-entry transfer on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated ___, 2004 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of GulfMark Offshore, Inc., a Delaware corporation (the “Company”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON ___, 200___, UNLESS THE OFFER IS EXTENDED.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
U. S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail, Hand (before 5:00 p.m.)
or Overnight Delivery:

U. S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

By Facsimile
(for Eligible Institutions only):

(651) 495-8158

For Information or to Confirm by Telephone:

(800) 934-6802

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the aggregate principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     By so tendering the Old Notes, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal. The undersigned understands that tenders of Old Notes may be withdrawn pursuant to Instruction 4 of the Letter of Transmittal.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

     The undersigned hereby tenders the Old Notes listed below:

Name(s), Address(es) and Telephone		Aggregate Principal Amount of Old
Number(s) of Registered Holder(s)	Certificate Number(s)	Notes Tendered (if less than all)

Total Principal Amount of Old Notes Tendered: ___________________

     If Old Notes will be delivered by book-entry transfer to the Depository Trust Company, please provide the account number. Account number:

PLEASE SIGN AND COMPLETE

X______________________________________________________	Date:______________________________________________________
X______________________________________________________	Date:______________________________________________________
(Signature(s) of Registered Holder or Authorized Signatory)

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) representing the Old Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith.

     If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 2 of the Letter of Transmittal.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):______________________________________________________	Address:______________________________________________________
Capacity:______________________________________________________	______________________________________________________
(Full Title)	______________________________________________________
Name(s):______________________________________________________	(Include Zip Code)
Capacity:______________________________________________________	Telephone Number:____________________________________________
(Full Title)	(Include Area Code)

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is (i) a member of or participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program, (ii) a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., (iii) a commercial bank or trust company having an office or correspondent in the United States or (iv) an eligible guarantor institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five Nasdaq Stock Market's National Market System trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_________________________________________________	______________________________________________________ Authorized Signature)
Name:______________________________________________________
Address:______________________________________________________ _____________________________________________________________	(Please type or print)
(Including Zip Code)	Title:______________________________________________________
Area Code and Telephone Number:______________________________________________________	Date:______________________________________________________

     NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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